Exhibit 99.1

KonaRed Founder, CEO, President Addresses Share Price
"Our Business Has Never Been in Better Shape"

Koloa, HI. August 13, 2014 - KonaRed Corporation (OTCBB/OTCQB: KRED), manufacturers of Antioxidant Juices and nutritional supplements from the exclusive Hawaiian CoffeeBerry®, coffee fruit from Kona, Hawaii, today released the following letter to shareholders:

Dear KonaRed Shareholders:

We have received a number of messages from concerned investors about the recent decrease in our stock price (OTCBB/OTCQB: KRED).

We are always asked:  What is the reason? Quite frankly, this befuddles us as much as it does you.  Sometimes snowballs roll downhill and gain a momentum of their own. But this is beyond frustrating since this snowball never should have started rolling in the first place.

The Business of your Company has never been in better shape. We are projecting that 2014 sales will double over our previous year.  We have placed our beverages and wellness products on the shelves of some of the most prestigious retailers in the U.S. These efforts continue today as we expand distribution within our existing retail partners and seek to add new key accounts.

Mr. Robert Nistico, CEO of our distributor partner Splash Beverage Group, characterizes our prospects as follows:

“We have been very impressed with the interest in KonaRed among major retailers and distributors across the country. Placements and authorizations continue to increase each month. We see a bright future for KonaRed as availability grows and consumers experience KonaRed for themselves."

The partnership between our two organizations is virtually brand new and we are making good progress … a good brand that delivers its promise; good tasting liquid and good people is almost always a winning combination.”

So far this year we have lots of good news - and no bad news - and we hope this letter addresses any concerns you may have about the direction of your Company. I know we hear often from you on how much you like our products. We want you to like us as an investment as well, and will stay the course as we build out what we see as becoming a fantastic business and a fantastic company.

I am pleased to share some of the recent milestones we have accomplished:

* Our consumer product sales for the first six months of this year grew 64 percent to $782,620 and our total revenues increased 24 percent to more than $918,000. The momentum is headed in the right direction. However, we're not complacent and our entire team is pushing hard to move growth along faster.

*  We recently announced expansion into the New York City metropolitan area, the capital of consumer spending in our country. If you are in Manhattan, the Bronx, Queens, Brooklyn or Staten Island, as we round out distribution, you can enjoy KonaRed everyday.

*  Your Company's products are in more than 2,100 Walmarts nationwide. We support our product with in-store demonstrations, including handing out a free taste sample, which has proven important in increasing sales. For the many of you who have taken the time to write or call about our products, you know that one taste can turn you into an immediate fan.

*  We are about to launch in many Kroger banners, including Kroger family stores like Ralphs and Fred Meyer. You can also find us in select Whole Foods, Safeway and 7-Eleven, among many other stores. Nature's Best now distributes our supplement products, such as 100% Hawaiian CoffeeBerry® Powder in 16oz. tubs.

* KonaRed nutritional products are also available in select Vitamin Shoppe locations nationwide, as well as vitaminshoppe.com. This expands our brand to wellness consumers in a new class of trade, even beyond the traditional grocery or convenience stores in which we have made so much progress.

*  We get lots of calls and e-mails about finding the product and we're happy to help. So we've made it very easy for everyone with our store locator online. Simply put your location into www.konared.com/find-a-retailer and you'll be enjoying our products in a short period of time.

* A key to our growth is a sales and marketing agreement we executed in April with Splash Beverage Group. They are simply the best at what they do. One of their executives, deeply involved with KonaRed, is noted for his success as one of the chief architects marketing Red Bull in North America.  And we all know how well that turned out. We couldn't have better experienced partners.

If you have a few minutes, I'd like to speak to you directly. Please put http://ceolive.tv/konared-corp/kred-videos/2270-ceolive-tv-interview-shaun-roberts-ceo-of-konared-corp into your browser so that you can see me, my passion and, I hope, my honest approach to marketing.

It's also worth stating that we do not control the market and are not a ‘concept company’. We are a value play. We hope investors will understand that we are building the base for substantial returns over a period of years, not days or months. For investors who have a very short term-high return expectation, we might not be the right stock for them. What we are building is real and as such requires time for execution. We’re keeping investors up to speed by fully disclosing all the solid things we are now achieving.

In conclusion, I can report with complete confidence that our fundamentals are strong and we see a positive outlook for KonaRed. We ask for your patience as we grow and hope we will have your continued support.

Sincerely,
Shaun Robert
Founder, President, CEO

About KonaRed Corporation
KonaRed Corporation produces health and wellness nutritional products including beverages and supplements, which bring the attributes of Hawaiian Coffee fruit to an international consumer market. Our business was established on August 22, 2008 and our first sales were achieved in February 2009. On October 4, 2013 KonaRed became publicly under the symbol KRED on the OTCBB and OTCQB. KonaRed, through a licensing agreement with VDF FutureCeuticals, Inc., utilizes innovative, state of the art, proprietary processes that produce antioxidant extracts and powders from Hawaiian Coffee Fruit, which are used to produce KonaRed's Antioxidant Juices, Organic Green Teas, and On-the-Go Packs. KonaRed Corporation is headquartered in Koloa, Hawaii, and its distribution is centered in San Clemente, California. KonaRed products are sold in select Kroger, Vitamin Shoppe, Whole Foods, Safeway, Walmart, 7-Eleven, and many other retail outlets throughout the US and Canada. More information about KonaRed and its products can be found at www.konared.com.

About Splash Beverage Group, Inc.
Headquartered in Fort Lauderdale, Florida, Splash Beverage Group (SBG) manufactures, markets and distributes all-natural, 'good-for-you' beverages to retailers nationwide. Its portfolio of healthy beverage brands includes KonaRed Coffeeberry® products, TapouT performance drinks and Bruce (Lee) Tea RTD tea products. SBG has also started a spirits division with the introduction of SALT flavored tequila. SBG is comprised of beverage industry veterans, many of whom have been in the industry for over 20 years. SBG executives were previously responsible for the market development and rollout of brands such as Marley's Mellow Mood, Red Bull, Sparkling Ice, and Bolthouse Farms among others. SBG operates as a brand owner or equity partner with their brands. The company formed a strategic alliance with KonaRed in first quarter 2014.

Forward Looking Statements

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

For Investor and Media Inquiries, please contact:

KonaRed Corporation Investor Relations
E and E Communications
Paul Knopick
Email: pknopick@eandecommunications.com
Tel 940.262.3584